EXHIBIT 4.1

            SPECIMEN OF SECURED CORPORATE DEBENTURE



       Denomination + CUSIP + Registration + Series + Certificate Number
    <20,000,000.00 USD +                   +                + 1998-B + 001>

           SECURED CORPORATE DEBENTURE, SERIES 1998-B
             CERTIFICATE # 001, $20,000,000.00 USD

                THE METALS RESEARCH GROUP CORP.
 A corporation duly organized and existing pursuant to the laws of the State of Utah, USA, Registration number 054717,
              with offices at 1390 Ottawa Avenue,
            West Vancouver, British Columbia, Canada

     ISSUES THIS DEBENTURE CERTIFICATE COLLATERALLY SECURED
     AND GUARANTEED FOR PAYMENT BY SECURITIES DERIVED FROM
     CORPORATE OR REINSURANCE COMPANIES RATED AA OR BETTER,
     FOR THE PURPOSE OF PAYING FROM THE LIQUIDATED PROCEEDS
          THE FULL NOMINAL VALUE OF THIS CERTIFICATE.

    THIS CORPORATE DEBENTURE IS ISSUED AT ZERO INTEREST PER
      ANNUM AND IS DUE FOR PAYMENT IN FULL ON DEMAND AT AN
    OFFICE OR BANKING INSTITUTION AUTHORIZED BY THE COMPANY
              ON OR AFTER 28 DAYS OF THE DUE DATE.

This is to certify that the BEARER of this Debenture Certificate with a face value of $20,000,000.00 USD of the above named Company may present this Certificate for redemption by the Paying Agent Bank on the 14th day of June, 1999 or after, ON DEMAND.

                        SURETY GUARANTOR
           EASTERN GENERAL INSURANCE COMPANY LIMITED
               5302-E Memorial Drive, Suite 1407
                 Stone Mountain, Georgia 30083

                      RETROCESSIONAIRES
                        MUNICH RE:75%
                        SWISS RE:25%



____________________________                   _________________________________
DIRECTOR                                                                DIRECTOR
THIS CORPORATE DEBENTURE IS ASSIGNABLE AND TRANSFERRABLE WITH WRITTEN CONSENT. The Surety underwriting this Debenture is in effect for a period of not more than 0ne (1) year expiring no later than midnight 14 June, 1999. If no notice of default is delivered to Surety, it will lapse.